UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2012

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 13, 2012 (the “Effective Date”), Baljit Dail, a named executive officer of Aon Corporation (the “Company”) and Co-Chief Executive Officer of Aon Hewitt, entered into a Separation Agreement (the “Separation Agreement”) providing for the termination of his employment with the Company effective March 31, 2012 (the “Separation Date”).  Mr. Dail’s resignation as the Co-Chief Executive Officer of Aon Hewitt, as an officer of any other affiliate of the Company, and as a member of all committees of the Company, including the executive committee, is effective as of the Effective Date and his employment with the Company will cease effective as of the Separation Date.  Mr. Dail is leaving the Company to focus on his health and work-life balance.  Aon Hewitt will continue under the leadership of current Chief Executive Officer, Kristi Savacool.

(e)           The Separation Agreement provides that after the Separation Date, Mr. Dail shall be eligible for vesting pursuant to the “terminations without cause” provisions under certain of the Company’s stock plans and programs with respect to certain awards.  However, Mr. Dail has waived entitlement to certain other stock awards and any annual incentive payments covering performance in 2011 or 2012.

The Separation Agreement provides for the following additional compensation and benefits: a lump sum payment of $1,000,000, subject to applicable withholdings, on October 1, 2012 and eligibility to participate through the end of 2012 in the Company’s executive physical program and COBRA continuation coverage under the Company’s health programs.

The compensation and benefits to Mr. Dail under the Separation Agreement are subject to his executing and not revoking a release of claims.  In addition, the Separation Agreement contains certain confidentiality provisions and restrictive covenants that impose additional restrictions on Mr. Dail, including non-competition and non-solicitation provisions that apply for a period of two years beginning on the Separation Date.

The foregoing summaries contained in this Item 5.02 are qualified in their entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Separation Agreement effective as of February 13, 2012, between Aon Corporation and Baljit Dail.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Ram Padmanabhan
Ram Padmanabhan
Vice President, Chief Counsel — Corporate and Corporate Secretary
Date: February 14, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation Agreement effective as of February 13, 2012, between Aon Corporation and Baljit Dail.